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Exhibit 24.2

POWER OF ATTORNEY

        The undersigned, in his capacity as a director of Jazz Semiconductor, Inc. (the "Company") hereby constitutes and appoints Shu Li and Brent Jensen and each of them individually, as attorney-in-fact, with the power of substitution, for the undersigned in any and all capacities to sign the registration statement on Form S-1 (Registration No. 333-133485) of the Company and any amendment to such registration statement including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said-attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, herby ratifying and confirming that said attorneys-in-fact or each of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 10th day of July, 2006.

/s/ Patrick R. McCarter PATRICK R. MCCARTER

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  Exhibit 24.2
POWER OF ATTORNEY